Exhibit 99.2
Slide 1 | © 2024 AeroVironment, Inc. Third Quarter Fiscal Year 2024 Earnings Presentation March 4, 2024

Slide 2 052620 | © 2024 AeroVironment, Inc. Safe Harbor Statement This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully close and integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business, including the acquisition of Tomahawk Robotics; the recording of goodwill and other intangible assets as part of acquisitions that are subject to potential impairments in the future and any realization of such impairments; any actual or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending, including due to continuing resolutions; adverse impacts of a U.S. government shutdown; our reliance on limited relationships to fund our development of HAPS UAS; our ability to perform under existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; the extensive and increasing regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to and resulting misuse of our, our customers’ and/or our suppliers’ information and systems; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; any increase in litigation activity or unfavorable results in legal proceedings, including pending class actions; our ability to respond and adapt to legal, regulatory and government budgetary changes, including those resulting from the impact of pandemics and similar outbreaks; our ability to comply with the covenants in our loan documents; our ability to attract and retain skilled employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Slide 3 052620 | © 2024 AeroVironment, Inc. Third Quarter Fiscal Year 2024 Key Messages Achieved record third-quarter revenue of $187 million, a nearly 40% increase YoY with strong bottom-line results Loitering munitions segment delivered record quarterly revenue and continues to ramp production to meet surging demand Given strong performance, raising and tightening guidance Continue to expect double-digit revenue growth in fiscal year 2025

Third Quarter Results Fiscal Year 2024

Metric	Q3 FY24	Year-Over-Year Change	Notes
Revenue	$186.6 m	+39%	Overall increase driven by higher sales in UMS segment and record sales in LMS segment.
GAAP Gross Margin	$67.3 m	+48%	Increase driven by higher sales volume, greater mix of product sales, and higher service margins.
Adjusted EBITDA[2]	$28.8 m	+21%	Increase due to higher gross profit partially offset by higher R&D and SG&A expenditures.
Non-GAAP EPS (diluted)[1]	$0.63	+91%	Increase due to higher gross profit partially offset by higher R&D and SG&A expenditures.
Funded Backlog	$462.8 m	+12%	Strong backlog driven by increasing global demand and LMS orders.

[1] Q3 GAAP EPS was $0.50 per diluted share. Refer to Reconciliation of Non-GAAP Earnings Per Diluted Share on Appendix A
[2] Q3 GAAP Net income was $13.9M. Refer to Adjusted EBITDA reconciliation on Appendix D.
* Figures include impact from Tomahawk acquisition

Slide 4 | © 2024 AeroVironment, Inc.

Slide 5 052620 | © 2024 AeroVironment, Inc. backlog of Slide 5 QUARTERLY REVENUE BY SEGMENT QUARTERLY REVENUE BY TYPE Revenue Mix by Segment and Type 68% 76% 78% 81% 84% 32% 24% 22% 19% 16% 34% 37% 43% 42% 36% 0% 10% 20% 30% 40% 50% 60% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Gross Margin Percentage Quarterly Revenue Product Revenue Service Revenue GAAP Gross Margin Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 MW $18.1 $21.4 $23.2 $17.8 $15.6 LMS $24.0 $42.5 $30.9 $30.2 $57.7 UMS $92.3 $122.2 $98.2 $132.8 $113.3 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 $200.0 Revenue in millions MW LMS UMS $186.6 $134.4 $152.3 $186.0 $180.8 Prior quarter segments reclassified to conform to the current year segments | UMS: Unmanned Systems (includes Tomahawk) | LMS: Loitering Munitions Systems | MW: MacCready Works

Slide 6 052620 | © 2024 AeroVironment, Inc. Adjusted Profitability by Type and Non-GAAP EPS 41% 47% 49% 47% 38% 26% 13% 28% 28% 40% 36% 39% 45% 43% 38% 0% 10% 20% 30% 40% 50% 60% Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Adj Product Margin Adj Service Margin Total Adj Gross Margin 1 Q3 GAAP Product Margin of 36% and Service Margin of 35%. Refer to GAAP to NON-GAAP reconciliation on Appendix C. | 2 Refer to Reconciliation of Non-GAAP Diluted Earnings Per Share on Appendix A. $0.33 $0.63 $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 Q3 FY23 Q3 FY24 Slide 6 | © 2024 AeroVironment, Inc. NON-GAAP DILUTED EPS2 PERCENTAGE ADJUSTED GROSS MARGIN1

Slide 7 052620 | © 2024 AeroVironment, Inc. Updated Guidance: Fiscal 2024 Outlook AS OF 03/04/2024 FY23 RESULTS FY24 REVISED GUIDANCE EXPECTED % CHANGE (TO MIDPOINT) Revenue $541 million $700 million - $710 million 30% Net (Loss)/Income5 ($176 million) $51 million – $55 million --- Adjusted EBITDA 2 $90 million $122 million–$127 million4 38% Earnings/(Loss) 5 Per Share (diluted) ($7.04) $1.86 – $2.00 --- Non-GAAP Earnings Per Share (diluted) $1.26 3 $2.69 – $2.83 1 119% 1 Refer to Reconciliation of Fiscal Year 2024 Non-GAAP Diluted Earnings Per Share Expectations on Appendix B. 2 Refer to Adjusted EBITDA reconciliation on Appendix D. 3 Refer to Reconciliation of Fiscal Year 2023 Non-GAAP Diluted Earnings Per Share on Appendix F. 4 Refer to Reconciliation of Non-GAAP Fiscal Year 2024 Adjusted EBITDA Expectations on Appendix E. R&D investment increasing to between 13%-14% for FY24. 5 FY23 net loss and GAAP EPS impacted by the following non-cash charges related to the MUAS segment: $156m goodwill impairment charge, $34m accelerated intangible amortization, and $12m accelerated depreciation. Increasing and narrowing FY24 Guidance ranges due to record Q3 revenue performance and strong visibility. Expect R&D Expenses between 13%-14% of Revenues in FY24.

Slide 8 052620 | © 2024 AeroVironment, Inc. Visibility for FY24 $152.3 $333.2 $519.7 $384.0 $433.2 $327.8 $180.8 $103.6 $0.7 $8.0 $17.9 $38.8 $14.7 $3.3 $- $100 $200 $300 $400 $500 $600 $700 $800 $900 Q4 FY23 (6/27/23) Q1 FY24 (9/5/23) Q2 FY24 (12/5/23) Q3 FY24 (3/4/24) Revenue Anticipated This FY from Unfunded Backlog Revenue Anticipated This FY from Qtr-To-Date Bookings Revenue Anticipated This FY from Funded Backlog Revenue Year-To-Date 1 Based on prior midpoint of guidance range of $630-$660 million |2 Based on midpoint of revised guidance range of $645-$675 million | 3 Based on midpoint of revised guidance range of $685-$705 million | 4 Based on midpoint of revised guidance range of $700-$710 million Revenue Guidance Range: $645m to $675m Guidance revised three times in FY2024. Record Q3 revenue and strong visibility supports revised revenue guidance range. REVENUE (MILLIONS) Revenue Guidance Range: $630m to $660m 100%+ visibility2 78% visibility1 98% visibility3 Revenue Guidance Range: $685m to $705m 100% visibility4 Revenue Guidance Range: $700m to $710m $1.2

Slide 9 © 2024 AeroVironment, Inc. Financial Tables

Slide 10 | © 2024 AeroVironment, Inc. APPENDIX A – RECONCILIATION OF NON-GAAP EARNINGS PER DILUTED SHARE (UNAUDITED)

Slide 11 052620 | © 2024 AeroVironment, Inc. Fiscal year ending April 30, 2024 Forecast earnings per diluted share $ 1.86 - 2.00 Acquisition-related expenses 0.05 Amortization of acquired intangible assets and other purchase accounting adjustments 0.54 Equity method and equity securities investments activity, net 0.24 Forecast earnings per diluted share as adjusted (Non-GAAP) $ 2.69 - 2.83 APPENDIX B – RECONCILIATION OF FISCAL YEAR 2024 NON-GAAP DILUTED EARNINGS PER SHARE EXPECTATIONS (UNAUDITED)

Slide 12 052620 | © 2024 AeroVironment, Inc. (in thousands) Fiscal 3rd Quarter FY2023 Fiscal 4th Quarter FY2023 Fiscal 1st Quarter FY2024 Fiscal 2nd Quarter FY2024 Fiscal 3rd Quarter FY2024 Products Gross Margin $ 36,350 $ 65,320 $ 57,863 $ 66,747 $ 56,437 Intangible Amortization $ 1,026 $ 1,034 $ 1,041 $ 1,856 $ 2,681 Adjusted Gross Margin $ 37,376 $ 66,354 $ 58,904 $ 68,603 $ 59,118 Adj. Prod GM% 41.0% 46.9% 49.3% 47.1% 37.9% Services Gross Margin $ 9,160 $ 3,080 $ 7,797 $ 8,603 $ 10,850 Intangible Amortization $ 2,282 $ 2,584 $ 1,356 $ 1,356 $ 1,356 Adjusted Gross Margin $ 11,442 $ 5,664 $ 9,153 $ 9,959 $ 12,206 Adj. Service GM% 26.5% 12.7% 27.8% 28.4% 39.8% APPENDIX C – GAAP TO NON-GAAP RECONCILIATION OF ADJUSTED GROSS MARGIN

APPENDIX D – HISTORICAL ADJUSTED EBITDA RECONCILIATION –

(in thousands)	Fiscal 3rd Quarter FY2023	Fiscal 4th Quarter FY2023	Full Fiscal Year FY23	Fiscal 1st Quarter FY2024	Fiscal 2nd Quarter FY2024	Fiscal 3rd Quarter FY2024
Net Income from continued operations	$ (676)	$ (160,473)	$ (176,212)	$ 21,895	$ 17,840	$ 13,885
Interest Expense / (Income), net	2,810	2,646	9,368	2,008	1,951	114
Tax provision / (benefit)	(531)	(6,282)	(14,665)	1,314	1,137	1,259
Depreciation	8,652	10,272	36,980	3,786	4,023	3,986
Amortization	7,182	41,618	63,019	3,165	4,413	5,596
Depreciation and amortization (1)	15,834	51,890	99,999	6,951	8,436	9,582
EBITDA (Non-GAAP)	$ 17,437	$ (112,218)	$ (81,510)	$ 32,168	$ 29,362	$ 24,840
FV Step-up amortization incl. in Loss on disposal of PP&E	24	0	192	0	0	0
Cloud amortization	139	158	561	203	203	488
Stock-based compensation	2,706	3,657	10,765	3,204	5,040	4,181
Acquisition-related expenses	286	196	1,386	673	1,093	(54)
Arcturus Goodwill Impairment		156,017	156,017			
Equity method and equity security investment activity	3,142	(1,404)	2,583	1,034	3,842	(671)
Non-controlling interest	0	0	45	0	0	0
One-time legal settlement						
Legal accrual related to our former EES business			0			
Sale of ownership in HAPSMobile JV			0			
Adjusted EBITDA (Non-GAAP)	$ 23,734	$ 46,406	$ 90,039	$ 37,282	$ 39,541	$ 28,784

Slide 13 | © 2024 AeroVironment, Inc.

AeroVironment PROCEED WITH CERTAINTY

Slide 14 052620 | © 2024 AeroVironment, Inc. APPENDIX E – RECONCILIATION OF NON-GAAP FISCAL YEAR 2024 ADJUSTED EBITDA EXPECTATIONS Fiscal year ending Fiscal year ended (in millions) April 30, 2024 April 30, 2023 Net income (loss) $ 51 - 55 $ (176) Interest expense, net 5 9 Provision for (benefit from) income taxes 3 - 4 (15) Depreciation and amortization 36 100 EBITDA (Non-GAAP) 95 - 100 (82) Amortization of cloud computing arrangement implementation 1 1 Stock-based compensation 17 11 Equity method and equity securities investments activity, net 7 3 Acquisition-related expenses 2 1 Goodwill impairment — 156 Adjusted EBITDA (Non-GAAP) $ 122 - 127 $ 90

Slide 15 052620 | © 2024 AeroVironment, Inc. APPENDIX F – RECONCILIATION OF FISCAL YEAR 2023 NON-GAAP EARNINGS PER DILUTED SHARE (UNAUDITED)